UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 12, 2020
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KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S El Camino Drive Beverly Hills, California 90212
(Address of principal executive offices)(Zip Code)

(310) 887-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(See definition of “large accelerated filer," "accelerated filer," "smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act). (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   ☐  Yes    ☒  No
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value	KW	NYSE
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 12, 2020, Jerry R. Solomon resigned from the Board of Directors of the Company (the “Board”).

On March 12, 2020, the Board upon the recommendation of the Company’s Nominating Committee, elected Mr. Todd Boehly as a director of the Company, effective March 12, 2020. Mr. Boehly will serve as a member of the class of directors whose term will expire at the 2020 annual meeting of stockholders of the Company and will also serve on the Board’s Capital Markets Committee. Mr. Boehly was determined to be independent by the Board pursuant to the applicable independence requirements of the New York Stock Exchange.

Mr. Boehly is the Chairman, Chief Executive Officer and, indirectly, the controlling member of Eldridge Industries, LLC (“Eldridge”). Eldridge and its affiliates invest in businesses across various industries including, credit; credit / real estate hybrid; insurance and insurance tech; real estate; sports and media; convenient food; and technology. Mr. Boehly also currently serves as Chairman of Security Benefit Corporation. Prior to founding Eldridge, Mr. Boehly was the President of Guggenheim Partners.

The Company is party to a stock purchase agreement with Quinton Heights, LLC and Security Benefit Life Insurance Company (collectively, the “Purchasers”), whereby the Company issued shares of perpetual convertible preferred stock of the Company in exchange for approximately $300 million in proceeds. Pursuant to the terms of such stock purchase agreement, the Purchasers have the right to nominate one person to the Company’s Board so long as it and its affiliates maintain a certain percentage ownership of the Company’s common stock (on an as-converted basis). Mr. Boehly, directly or indirectly has an excess of 10% equity interest in each of the Purchasers, Eldridge, Security Benefit Corporation and Cain International and their subsidiaries (together, the “Eldridge Entities”), some of which are involved in transactions (“KW/Eldridge JVs”) with the Company or its subsidiaries (“Company Entities”). These transactions may involve various fees which the Company Entities may make to certain of the Eldridge Entities or certain of the Eldridge Entities may make to the Company Entities. In the fiscal year ended 2019, the Company paid certain of the Eldridge Entities a total of $4,100,000 in fees and dividends related to the perpetual convertible preferred stock and certain of the Eldridge Entities paid the Company a total of $2,000,000 in management fees and one-time acquisition fees related to the KW/Eldridge JVs.

In connection with his election to the Board and in accordance with the Company’s non-employee director compensation policies, the Board approved an annual retainer fee to Mr. Boehly of $150,000 in connection with his service as a non-employee director. The Board also approved a grant of 15,000 shares of restricted stock to Mr. Boehly that will vest in equal amounts over a three-year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: March 12, 2020